UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 12, 2012
Date of Earliest Event Reported: September 11, 2012

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53619	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

(866) 660-8156
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 11, 2012, Vertex Energy, Inc., a Nevada corporation (the “Company”), entered into a Credit Agreement with Bank of America, N.A. (the “Lender”) effective as of August 31, 2012 pursuant to which the Company borrowed $8,500,000 in the form of a term loan, which is evidenced by a Term Note (the “Term Note”) and the Lender agreed to provide the Company with an additional $10,000,000 revolving credit facility (the “Credit Facility”), which is evidenced by a Revolving Note (the “Revolving Note”, and together with the Term Note, the “Notes”).

Pursuant to the Credit Agreement, the Company can request loans from time to time under the Credit Facility, subject to the terms and conditions of the Credit Agreement, provided that the total amount loaned pursuant to the Credit Facility cannot exceed the lesser of (a) $10,000,000; and (b) an amount equal to the total of (i) 80% of the Company’s accounts in which Lender has a first-priority perfected security interest; (ii) 80% of the Company’s finished-goods inventory in which Lender holds a first-priority perfected security interest, in each case subject to the terms and conditions of the Credit Agreement, plus (iii) $1,500,000 through December 31, 2012, and $0 thereafter.

Amounts borrowed under the Revolving Note bear interest at the option of the Company at the lesser of the Lender’s prime commercial lending rate then in effect or the LIBOR rate in effect plus 2.75%.  Accrued and unpaid interest on the Revolving Note is due and payable monthly in arrears and all amounts outstanding under the Revolving Note are due and payable on August 31, 2014.

Amounts borrowed under the Term Note bear interest at the option of the Company at the lesser of the Lender’s prime commercial lending rate then in effect or the LIBOR rate in effect plus 2.75%.  Accrued and unpaid interest on the Term Note is due and payable monthly in arrears and all amounts outstanding under the Term Note are due and payable on August 31, 2015.  Additionally, payments of principal in the amount of $141,666.67 are due and payable on the Term Note, monthly in arrears on the last day of each month beginning September 30, 2012, and continuing thereafter until the maturity date.

The Company agreed to use the proceeds from (a) the Credit Facility to consummate the acquisition of the equity interests of Target (defined below in Item 2.01), for working capital and other general corporate purposes, the issuance of letters of credit and to refinance existing debt of the Company, and (b) the Term Note to consummate the acquisition of the equity interests of Target.

The Company agreed to comply with certain standard affirmative and negative covenants in connection with the Credit Agreement and agreed to meet the following financial covenants at such time as any loans or other obligations are outstanding under the Credit Agreement, commencing with the quarter ending September 30, 2012: (1) the ratio of (a) the Company’s EBITDA minus cash taxes, minus distributions, minus unfinanced capital expenditures, in each case for the immediately preceding four fiscal-quarter period, to (b) the sum of the Company’s interest expense for the immediately preceding four fiscal-quarter period plus the Company’s current maturities of long-term debt, in each case, as of the last day of such four fiscal-quarter period, all as determined in accordance with GAAP, may not at any time be less than 1.25 to 1.00 (calculated and tested quarterly); (2) the ratio of total debt funded under the Credit Agreement to the Company’s EBITDA cannot be greater than 2.00 to 1.00 (calculated and tested quarterly); and (3) the sum of the Company’s tangible net worth cannot be less than $10,000,000 as of the last day of each fiscal quarter.

The Credit Agreement includes customary events of default for facilities of similar nature and size as the Credit Agreement and also provides that an event of default occurs if (a) Benjamin P. Cowart, the Company’s Chief Executive Officer, Chairman of the Board and largest shareholder, ceases to be actively involved in the day-to-day management or operation of the Company or if Mr. Cowart ceases to own and control at least 40% of the equity interests of the Company; (b) the Company ceases at any time to own and control 100% of the Transferred Partnerships acquired pursuant to the closing of the transactions contemplated in the Purchase Agreement (as defined and described below under Item 2.01); Vertex II GP, LLC (“Vertex GP”), a newly formed wholly-owned subsidiary of the Company, ceases to be the sole general partner of the Transferred Partnerships; (c) an agreement, letter of intent, or agreement in principle is executed with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, could reasonably be expected to result in either (a) or (b), above; or (d) a default occurs under the lease agreement for certain premises leased by Cedar Marine (as defined below under Item 2.01).

The Company agreed to pay the Lender the following fees in connection with the Credit Agreement: (1) a fee equal to 0.25% of the actual daily amount by which (i) the committed amount of the Credit Facility exceeds (ii) the amount outstanding under the Credit Facility plus the amount of any lines of credit issued by Lender to the Company, so long as the average daily amount drawn on the Credit Facility is less than $5,000,000, for the calendar quarter then-ended, payable quarterly in arrears beginning September 30, 2012; (2) a closing fee in connection with the closing of the Credit Facility; and (3) certain fees associated with lines of credit issued by Lender as described in greater detail in the Credit Agreement.

The Company’s obligations under the Credit Agreement and Notes are secured by a first priority security interest in substantially all of the Company’s assets, including those assets and properties acquired in connection with the closing of the transactions contemplated in the Purchase Agreement (described below under Item 2.01), which was granted pursuant to the Company’s and certain of its subsidiaries’ entry into security agreements with the Lender.

Additionally, the Transferred Partnerships, Vertex GP and Target guaranteed the Company’s obligations under the Credit Agreement and Notes pursuant to guarantees entered into in favor of the Lender.

On September 11, 2012, the Company borrowed a total of $8.5 million under the Term Note and $8.75 million under the Revolving Note, the majority of which funds have been used to pay Holdings (as defined below under Item 2.01) the cash portion of the Purchase Price (defined below in Item 2.01) due in connection with the closing of the transactions contemplated in the Purchase Agreement, as described in greater detail in Item 2.01, below, and to pay fees and costs associated with the closing of the Purchase Agreement.

The above description of the Credit Agreement, Notes, Security Agreements and Guarantees is not complete and is qualified in its entirety by the full text of the Credit Agreement, Notes, Security Agreements and Guarantees, copies of which are incorporated by reference hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Additionally, as described in greater detail in Item 2.01, below, the Company entered into the First Amendment to Unit Purchase Agreement on September 11, 2012.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in its Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2012, on August 14, 2012, the Company entered into a definitive unit purchase agreement (the “Purchase Agreement”) by and among the Company, Vertex Acquisition Sub, LLC, a Nevada limited liability company (“Target”), Vertex Holdings, L.P., a Texas limited partnership (“Holdings”), and B & S Cowart Family L.P., a Texas limited partnership (“B&S LP” and together with Holdings, the “Sellers”).  On September 11, 2012, the Company, Target and the Sellers entered into a First Amendment to Unit Purchase Agreement, which established September 11, 2012 as the closing date, and August 31, 2012 as the effective date of the closing of the transactions contemplated in the Purchase Agreement, and provided for the waiver of certain pre-closing conditions.  The transactions contemplated in the Purchase Agreement closed on September 11, 2012.

Holdings was in the business of transporting, storing, processing and re-refining petroleum products, crudes and used lubricants (the “Business”).  B&S LP owned certain real property that was used by Holdings and its subsidiaries in connection with the Business. Holdings and B&S LP are related parties controlled by Mr. Cowart.  Mr. Cowart directly or indirectly owns a 77% interest in Holdings and a 100% interest in B&S LP.  Additionally, Chris Carlson, the Company’s Chief Financial Officer, owns a 10% interest in Holdings.

In connection with the closing of the transactions contemplated in the Purchase Agreement, (i) Holdings contributed all of its assets used in connection with the Business, including all of the equity interests in Cedar Marine Terminals, L.P., a Texas limited partnership (“Cedar Marine”), Crossroad Carriers, L.P., a Texas limited partnership (“Crossroad”), Vertex Recovery L.P., a Texas limited partnership (“Recovery”), and H&H Oil, L.P., a Texas limited partnership (“H&H Oil” and together with Cedar Marine, Crossroad and Recovery, the “Transferred Partnerships”), to Target (a special purpose entity formed for purposes of the transactions contemplated in the Purchase Agreement), and (ii) B&S LP contributed certain real property located in Baytown, Texas and Pflugerville, Texas used in connection with the Business to Target, in each case in exchange for the issuance of equity interests in Target.  Pursuant to the Purchase Agreement, each Seller sold its respective equity interests in Target to the Company in exchange for such Seller’s respective portion of the Purchase Price (described in greater detail below).

Concurrent with the closing of the transactions contemplated in the Purchase Agreement, the Company paid the following purchase price (the “Purchase Price”) for 100% of the equity interests in Target: (i) to Holdings, (a) $14.8 million in cash (less the escrow amount described below) and assumed debt; and (b) 4,545,455 restricted shares of the Company’s common stock; and (ii) to B&S LP, approximately $1.7 million in cash, representing the appraised value of certain owned real property contributed by B&S LP to Target.  The cash portion of the Purchase Price was paid with funds borrowed under the Term Note and Revolving Note.  Additionally, for each of the three one-year periods following the closing date, Holdings will be eligible to receive earn-out payments of up to $2.23 million, up to $6.7 million in the aggregate, contingent on the combined company achieving EBITDA targets of $10.75 million, $12.0 million and $13.5 million, respectively, in those periods.  The Purchase Price is also subject to a post-closing working capital adjustment.  A total of $1.0 million of the cash portion of the Purchase Price will be held in escrow for 18 months from the effective date of the closing to secure the post-closing obligations of the Sellers under the Purchase Agreement.  The Purchase Agreement contains customary representations, warranties, covenants, and indemnity provisions for transactions of similar nature and size.

Following the closing of the transactions contemplated in the Purchase Agreement, the Company owns 100% of the outstanding equity interests of Target and indirectly owns 100% of the outstanding equity interests of the Transferred Partnerships.

The above description of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is incorporated by reference hereto as Exhibit 2.1 and the First Amendment to the Unit Purchase Agreement, a copy of which is filed herewith as Exhibit 2.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in greater detail in Item 1.01, above, the Company entered into the Credit Agreement with Lender on August 31, 2012, and became obligated under the Notes.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the closing of the transactions contemplated in the Purchase Agreement, the Company agreed to issue to the equity owners of Holdings, as a component of the Purchase Price as described in Item 2.01 above, an aggregate of 4,545,455 restricted shares of the Company’s common stock, which included (i) 45,454 shares issued to VTX, Inc., which is beneficially owned by Mr. Cowart; (ii) 3,483,637 shares issued to Mr. Cowart directly; (iii) 454,091 shares issued to Mr. Carlson; (iv) 284,091 shares issued to Gregory Wallace, a significant employee of the Company and (v) 278,182 shares issued to three limited partners of Holdings unaffiliated with the Company.  The shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company made this determination based on the representations and warranties delivered by each of the equity owners of Holdings, which included, in pertinent part, that each equity owner of Holdings is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, that each equity owner of Holdings acquired the shares for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution or resale in connection with any distribution within the meaning of the Securities Act, and that each equity owner of Holdings has agreed not to sell or otherwise transfer the shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available.

Item 7.01.  Regulation FD Disclosure.

On September 12, 2012, the Company issued a press release announcing the Company’s entry into the Credit Agreement and the closing of the transactions contemplated in the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Commission under the Securities Act.

Item 9.01.   Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

To be filed by amendment.

(b)           Pro forma financial information.

To be filed by amendment.

(d)           Exhibits

Number	Description of Exhibits

2.1(1)	Unit Purchase Agreement by and among Vertex Energy, Inc., Vertex Acquisition Sub, LLC, Vertex Holdings, L.P. and B & S Cowart Family L.P. dated as of August 14, 2012
2.2*	First Amendment to Unit Purchase Agreement by and among Vertex Energy, Inc., Vertex Acquisition Sub, LLC, Vertex Holdings, L.P. and B & S Cowart Family L.P. dated as of September 11, 2012
10.1*	Credit Agreement between Vertex Energy, Inc., a borrower and Bank of America, N.A. as lender, dated August 31, 2012
10.2*	$10,000,000 Revolving Note by Vertex Energy, Inc., in favor of Bank of America, N.A., dated August 31, 2012
10.3*	$8,500,000 Term Note by Vertex Energy, Inc., in favor of Bank of America, N.A., dated August 31, 2012
10.4*	Form of Security Agreement dated August 31, 2012
10.5*	Corporate Guaranty in favor of Bank of America, N.A., dated August 31, 2012
99.1*	Press release, dated September 12, 2012, issued by Vertex Energy, Inc. (furnished pursuant to Item 7.01) announcing the entry into the Credit Agreement and the closing of the Unit Purchase Agreement

(1)	Filed as an exhibit to the Company’s Report on Form 8-K, filed with the Commission on August 15, 2012, and incorporated herein by reference.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: September 12, 2012	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibits

2.1(1)	Unit Purchase Agreement by and among Vertex Energy, Inc., Vertex Acquisition Sub, LLC, Vertex Holdings, L.P. and B & S Cowart Family L.P. dated as of August 14, 2012
2.2*	First Amendment to Unit Purchase Agreement by and among Vertex Energy, Inc., Vertex Acquisition Sub, LLC, Vertex Holdings, L.P. and B & S Cowart Family L.P. dated as of September 11, 2012
10.1*	Credit Agreement between Vertex Energy, Inc., a borrower and Bank of America, N.A. as lender, dated August 31, 2012
10.2*	$10,000,000 Revolving Note by Vertex Energy, Inc., in favor of Bank of America, N.A., dated August 31, 2012
10.3*	$8,500,000 Term Note by Vertex Energy, Inc., in favor of Bank of America, N.A., dated August 31, 2012
10.4*	Form of Security Agreement dated August 31, 2012
10.5*	Corporate Guaranty in favor of Bank of America, N.A., dated August 31, 2012
99.1*	Press release, dated September 12, 2012, issued by Vertex Energy, Inc. (furnished pursuant to Item 7.01) announcing the entry into the Credit Agreement and the closing of the Unit Purchase Agreement

(1)	Filed as an exhibit to the Company’s Report on Form 8-K, filed with the Commission on August 15, 2012, and incorporated herein by reference.

* Filed herewith.